AMENDMENT TO EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT

This AMENDMENT to the Executive Employment and Severance Agreement (this “Amended Employment Agreement”) is entered into effective as of the 8th of March 2021 (“Effective Date”) by and between Franchise Group, Inc. a Delaware corporation (the “Company”) and Todd Evans (the “Executive”), each a “Party” or together, the “Parties.”

WITNESSETH:

WHEREAS, the Executive is currently employed by the Company;

WHEREAS, the Company desires to continue to employ and secure the exclusive services of Executive on the terms and conditions set forth in this Amended Employment Agreement;

WHEREAS, the Executive and the Company are currently Parties to an Employment Agreement dated August 1, 2020 (the “Employment Agreement”), and both Parties desire to amend the Employment Agreement as described herein.

Now, therefore, in consideration of the mutual covenants and agreement herein, the Parties hereto agree as follows:

1.Section 3(c)(i) shall be deleted and replaced in its entirety with the following:

“(i) Starting on the Effective Date through Executive’s Termination Date, Executive shall be paid (less applicable tax withholdings) a commission equal to 10% of all amounts paid to Company and/or its subsidiaries or affiliates in connection with the sale of any franchise, including, but not limited to, the initial franchise fee, any resale franchise fee, any adjusted franchise fee, any area development fee, any area development fee balance, any transfer fee and, if applicable, any initial regional representative fee (as such terms are commonly understood in the franchise industry or, if applicable, as defined in Exhibit B (collectively, the “Initial Fees”); provided, (A) if the Company and/or its subsidiaries or affiliates utilize a third party business broker for a franchise sale, the amount of the commission paid to that broker may be deducted from the commission otherwise payable to Executive on account of such sale, (B) the Company, in its sole discretion, agrees that Executive’s commission shall be determined based on the terms of this Section 3(c)(i) without regard to how the Company and/or its subsidiaries or affiliates recognizes Initial Fees for accounting purposes, (C) if the Company and/or any of its subsidiaries or affiliates finance any amount otherwise payable in connection with the sale of any franchise, the amount so financed shall be deemed paid in full to the Company and/or any of its subsidiaries or affiliates for purposes of this Section 3(c)(i) on the date the financing in closed, (D) if the Company and/or its subsidiaries and affiliates choose to discount or waive any payments which otherwise would be taken into account in the calculation of Executive’s commission under this Section 3(c)(i), the Company will so notify Executive in writing and the Company and Executive will seek to agree on a fair and reasonable commission to be paid to Executive, (E) this Section 3(c)(i) shall apply to any franchise sales closed on or after the Effective Date through Executive’s Termination Date without regard to whether the sale is made directly by Executive or by any members of the sales teams he builds as the Chief Franchising Officer or by any other person, (F) this Section 3(c)(i) shall not apply to any initial franchise or area development fee balances that are paid on existing franchise or area development agreements as of the closing date of any acquisition. Finally, commissions earned under this Section 3(c)(i) are payable to Executive on the first payroll date after the 10th day of the month following the receipt of payment of the fees described in this Section 3(c)(i) to the Company and/or its subsidiaries or affiliates.”

2.Binding Effect. This Amended Employment Agreement shall be binding on, and shall inure to the benefit of, the Parties and their respective successors, assigns, heirs, executors, administrators and legal representatives.

3.Severability; Reformation. In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event any covenant contained herein is not enforceable in accordance with its terms, the Parties agree that such provision shall be reformed to make such covenant enforceable in a manner that provides as nearly as possible the result intended by this Agreement.

4.Counterparts. This Amended Employment Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Delivery of an executed counterpart of a signature page to this Amended Employment Agreement by e-mail shall be as effective as delivery of a manually executed counterpart of this Amended Employment Agreement.

5.Headings. Headings to sections in this Amended Employment Agreement are for the convenience of the Parties only and are not intended to be part of or to affect the meaning or interpretation hereof. All capitalized terms shall have the meaning ascribed in the Employment Agreement.

Except as modified above, the terms of the Employment Agreement remain in full force and effect. This Amended Employment Agreement shall not be modified except in writing signed by the Parties.

IN WITNESS WHEREOF, the Parties, acting through their authorized officers, have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY: FRANCHISE GROUP, INC.

By: /s/ Brian R. Kahn
Its: President and Chief Executive Officer

EXECUTIVE:

/s/ Todd Evans
Todd Evans